Exhibit 10.1(b)

AMENDMENT TO EXCLUSIVE CONSULTING SERVICES AND OPERATING AGREEMENT
排他咨询服务和运营协议修正案

This Amendment to Exclusive Consulting Services and Operating Agreement (this "Amendment") is dated April 21, 2014, and is entered into in Pingdingshan City, Henan Province, People's Republic of China ("PRC" or "China") by and among Zhengzhou Xing De Enterprise Management & Consulting Co., Ltd. ("Party A"), Henan Jianyida Industrial Co., Ltd. ("Party B"), ZHU Hu (the "Prior Shareholder"), ZHU Yulong (the "Shareholder"), and ZHANG Kunfeng (the "New Shareholder," and with the Shareholder, "Shareholders"). Party A, Party B, the Prior Shareholder and the Shareholders are sometimes referred to individually as a "Party" and collectively as the "Parties."

本排他咨询服务和运营协议修正案（"本修正案"）于 2014 年 4 月 21 日在中华人民共和国（以下称为"PRC"或"中国"）河南省平顶山市，由郑州市兴德企业管理咨询有限公司（以下称为"甲方"），河南建益达实业有限公司(以下称为"乙方"），朱虎（"前股东"），朱玉龙（"现股东"）和张昆锋（"新股东"，与现股东一起合称"股东"）协商一致签署。甲方、乙方、前股东和股东各自称为"一方"，总称为"各方"。

RECITALS
前言

(1) Reference is made to that certain Consulting Services and Operating Agreement dated as of September 2, 2011, by and between Party A, Party B, the Prior Shareholder and the Shareholder (the "Agreement"), pursuant to which Party A provides consulting and other relevant services to Party B;

请参见甲方、乙方和前股东于 2011 年 9 月 2 日签署的咨询服务和运营协议（"协议"），依该协议，甲方向乙方提供咨询和其他服务；

(2) 46% of the issued and outstanding equity interests of Party B (the "Equity Interests") was conveyed and transferred to the New Shareholder (the "Transfer"), which Transfer was registered with the Pingdingshan Administration for Industry and Commerce on March 26, 2013;

乙方 46%已发行股权转让给新股东（"转让"），该转让已于 2013 年 3 月 26 日登记于平顶山市工商行政管理局。

(3) The Transfer was effected in connection with the designation of the New Shareholder as a management member of Party B by Shareholder, on whose behalf the Prior Shareholder held, and the New Shareholder now holds, the Equity Interests;

转让所生效是因朱玉龙指派现代他持有乙方股权的股东担任乙方管理层。

(4) The Shareholders, the Prior Shareholder and Party B desire that Party A continue to provide its services to Party B, and that the New Shareholder replace the Prior Shareholder, and assume from him his rights and obligations, under the Agreement; and Party A is willing to continue providing its services to Party B and release the Prior Shareholder of his obligations under the Agreement; and

股东、前股东和乙方期望甲方继续向乙方提供服务，并且股东替代原股东承担所有协议项下的权利和义务；甲方愿意继续向乙方提供服务并且原股东不再承担原协议义务；以及

(5) The Parties desire to amend the Agreement to memorialize the foregoing on the terms and conditions contained in this Amendment;

各方期望修改协议以在本修正案中载明上述条款和条件；

NOW THEREFORE, the Parties agree as follows:

因此，现各方同意如下

1. Defined Terms. Capitalized terms used herein which are defined in the Agreement, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

术语定义。除非本文件在此另有定义，在协议中定义的在本文件中使用的大写术语的含义见协议。

2. Amendment to Agreement. The Agreement is hereby amended as follows:

协议修改。协议在此作如下修改：

2.1 Effective as of the date of this Amendment, the Prior Shareholder shall be deemed stricken from the Agreement and replaced by the New Shareholder as a Party to the Agreement, effective as of the date of this Amendment. In connection therewith, the Parties hereby agree that this Amendment shall be deemed an assignment by the Prior Shareholder of all of his rights, interests and obligations under the Agreement to the New Shareholder, and the consent of Party A thereto, and that by virtue of such assignment, the Prior Shareholder shall be released from his obligations under the Agreement.

自本修正案生效之日，前股东应排除出协议并且在本修正案生效之日新股东替代前股东作为协议一方。鉴于此，各方同意本修正案应被视为将原股东所有协议项下的权利、利益和义务概括转让予新股东，并且甲方同意此安排。同时，依据此概括转让，前股东不再承担协议项下义务。

2.2 Section 4.1(a) of the Agreement is hereby deleted in its entirety and the following is inserted in substitution therefor:

协议 4.1（a）在此被整体删除并由下列条款替代：

"In consideration of the Services to be provided by Party A hereunder, Party A shall be entitled to a consulting fee from Party B every quarter during the term of this Agreement (the "Services Fee"), equal to all of Party B's net profit for each such quarter based on the quarterly financial statements prepared in accordance with US GAAP under Section 6.1 below, it being understood that Party A shall not be entitled to the Services Fee for any quarter in which Party B has net loss according to such quarterly financial statements, and shall therefore absorb such net loss of Party B through the loss of the Services Fee for such quarter, as well as remit an amount equal to such loss to Party B upon request. The Services Fee shall be paid upon the request of Party A. To the extent Party B has net profit prior to the date of the Agreement as determined in accordance with US GAAP, which net profit is undeclared for distribution as of the date of the Agreement, Party A shall also be entitled to a one-time Service Fee equal to all such net profit, payable at the request of Party A; provided, however, that to the extent Party B has net loss prior to the date of the Agreement as determined in accordance with US GAAP, Party A shall also absorb such net loss on a one-time basis, and remit an amount equal to such net loss to Party B upon request."

"就甲方提供的服务，甲方应在本协议期间每季度享有咨询费（"咨询费"），该咨询费应相当于乙方基于依以下 6.1 条依美国通用会计准则准备的季度财务报告中的所有乙方净利润，并且应当明确在乙方在其季度财务报告中存在净亏损的情况下不得享有咨询费，同时，甲方应通过在该季度咨询费损失来弥补净亏损以及依请求将相当于亏损金额的部分汇给乙方。对于乙方在本协议签署前存在的且未经分配的净利润，甲方也应有权享有依其请求而要求支付的一次性的相当于该未经分配净利润金额的咨询费，然而对于依美国通用会计准则而确定的本协议签署前的净损失，甲方应一次性承担该净损失，并且依请求向乙方汇入相当于净亏损金额的资金。"

2.3 Sections 6.1(a) and 6.1(b) of the Agreement are hereby deleted in their entirety.

协议 6.1（a）与 6.1（b）在此被整体删除。

2.4 Section 6.1(c) of the Agreement is hereby deleted in its entirety and the following is inserted in substitution therefor:

协议 6.1（c）在此被整体删除并由下列条款替代：

"6.1(a) Quarterly Reports. Within forty-five (45) days after each quarter during a fiscal year, the unaudited statements of income, retained earnings and changes in financial positions of Party B and its subsidiary(s), if any, for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and the related balance sheet as of the last day of such quarter, presented in each case on consolidated and consolidating basis and setting forth

comparisons of the actual figures for such quarter with budgeted figures and with figures for the corresponding period in the preceding fiscal year (collectively the "Financial Statements"), accompanied by a certificate of Party B's Chief Financial Officer certifying that the Financial Statements fairly represent the financial conditions and results of operations of Party B and its subsidiary(s), if any, in accordance with generally accepted accounting principles of the PRC ("PRC GAAP") and the United States ("US GAAP")for such Quarterly Period (subject to normal year-end audit-related adjustments)."

"季报。在每季度结束后 45 天内（如下定义）制作的，乙方及其子公司（如有）每季度及从每财务年度的开始到每财务年度的终止未审计的收入报表，未分配利润和财务状况的变化的报表及相关季度内资产负债表，并且以该季度内实际发生金额和预算金额比照和与去年同期的相关报表列于一处的形式呈现（以下统称为"财务报表"），相关报表应有乙方首席财务官的证明。该证明应当申明财务报表依法提供了乙方及其子公司（如有）财务状况和经营业绩，并且该报表的制作符合中国和美国通用会计原则（相关数据应以年度审计的调整和相关已审计的财务报表为准）。

2.5 Section 6.1(d) of the Agreement is hereby deleted in its entirety and the following is inserted in substitution therefor:

协议 6.1（d）在此被整体删除并由下列条款替代：

"6.1(b) Annual Audited Accounts. Within ninety (90) days after the end of each fiscal year, Party B's annual audited accounts (setting forth in each case the comparison of the corresponding figures for the preceding fiscal year), shall be prepared in accordance with PRC GAAP and US GAAP."

"年度审计。每会计年度结束后九十天之内，乙方年度审计账目（以比较形式与去年同期进行对比）应以中国和美国通用会计原则制作。"

2.6 Sections 6.1(e), 6.1(f) and 6.1(g) of the Agreement are hereby renumbered as Sections 6.1(c), 6.1(d) and 6.1(e), respectively.

本协议第 6.1（e）,6.1(f) 和 6.1（g）条在此分别变更序号为 6.1（c）,6.1(d) 和 6.1（e）。

2.7 Section 7.4 of the Agreement is hereby deleted in its entirety and the following is inserted in substitution therefor:

协议 7.4 在此被整体删除并由下列条款替代：

"Dividends. Without Party A's prior written consent, Party B shall not declare or pay any dividend (excepting dividend already declared prior to the date of the Agreement, if any), or return any capital, to the Shareholders, or authorize or make any other distribution, payment or delivery of property or cash to the

Shareholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any share of any class of its capital stock now or hereafter outstanding (or any option or warrant issued by Party B with respect to its capital stock), or set aside any fund for any of the foregoing purposes, it being understood that Party A shall not consent to any of the foregoing from and after April 7, 2014."

"分红。未经甲方书面事先同意，乙方不得宣布任何红利方案或者支付红利（除了在本协议签署前已经宣布分红的），不会向其股东退返任何资本，不会授权或者直接向股东进行任何分配、支付或者交付任何财产或者现金；回赎、撤资、购买或者直接或者间接通过支付对价的方式获取现在已发行或者以后将发行的任何种类的资本（或者乙方依据其股本发行之任何期权或者股权凭证），不会为了前述的目的拨留款项。甲方在 2014 年 4 月 7 日后不应同意上述安排。"

2.8 Section 13 of the Agreement is hereby deleted in its entirety and the following is inserted in substitution therefor:

协议第 13 条被整体删除并由下列条款替代：

"Notices or other communications required to be given by any Party pursuant to this Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or prepaid mail or by a recognized courier service or by facsimile transmission to the address of the relevant Party or Parties set forth in the signature pages hereof or such other address of the Party or Parties as may be specified by such Party or Parties from time to time. The date when the notice is deemed to be duly served shall be determined as the follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served the tenth (10th) day after the date, or the fourth (4th) day after the delivery date of an internationally recognized courier service; and (c) a notice sent by facsimile transmission is deemed duly served upon the time shown on the transmission confirmation of relevant documents."

任何一方根据本协议要求发出的通知或其他函件应以英文和中文制作，在以专人递送、或挂号信或邮资预付邮件、或知名邮件服务机构或传真方式等送达到签字页中所列相关各方的地址或者双方不时通知的地址。通知有效送达的日期应当由以下条件决定：(a) 由专人递送的通知，在递交时视作有效送达；(b) 通过邮递送达的，在邮资预付的航空挂号邮件投递后（见邮戳）的第十天视为有效送达；如果通过国际知名快递公司邮寄的，在投递后的第四天视为有效送达；(c)如果一份邮件是通过传真递送的，在相关文件传输确认单上显示的接受时间应当视作有效送达日期。

3. <u>No Modification of Agreements</u>. Each of Party A, Party B and the Shareholders hereby acknowledge and agree that, except as contemplated by this Amendment, the Agreement has not

been otherwise modified or amended, and the terms and conditions thereof shall continue in full force and effect.

协议无修改。甲方、乙方和股东在此认可和同意，除本修正案约定事宜外，协议未作其他修改，其条款和条件应继续有效。

4. Further Cooperation. In case at any time from and after the date of this Amendment, any further action is necessary to carry out the purposes of this Assignment, each Party shall take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

进一步合作。如本修正案签署后，依另一方的请求，对于任何完成权利义务概括转让目的所必须进行的任何进一步的行为，一方应在请求方承担所有成本和费用的情况下进行该行为（包括签署或传递进一步的票据和文件）。

5. General Provisions.

一般条款。

5.1 Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the PRC.

适用法律。本修正案适用中国法律并依其解释。

5.2 Entire Agreement. This Amendment constitutes the entire agreement between the Parties relating to the subject matter of this Amendment and supersedes all previous agreements.

完整协议。本修正案为各方有关本修正案标的的完整协议，优于所有之前的协议。

5.3 Amendments and Waivers. No amendment of any provision of this Amendment shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

修正或弃权。除各方书面签署确认，本修正案条款的任何修改不生效力。各方对本修正案任何，无论是否故意的，违约、虚假陈述、违反保证或其他承诺不应视为扩展至之前或之后的违约、虚假陈述、违反保证或其他承诺的弃权，或影响与此有关的任何之前或之后事宜因此产生任何权利。

5.4 Severability. Should any provision or any part of any provision contained in this Amendment be declared invalid or unenforceable for any reason whatsoever, all other clauses or

parts of clauses contained in this Amendment shall remain in full force and effect.

可分性。如果本修正案任何条款或条款的任何部分因任何理由被宣告无效或不可执行，本修正案其他条款或条款的其他部分应持续有效。

5.5 Copies. This Amendment shall be executed in both English and Chinese in five (5) original copies. Each Party shall receive one (1) original copy, all of which shall be equally valid and enforceable.

份数。本修正案以中文和英文签署五（5）份。每方各持一份，具有同等效力。

[SIGNATURE PAGE FOLLOWS]
[以下是签字页]

[SIGNATURE PAGES]

签字页

IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representatives.

兹证明，本协议由各方或者各方的法定代表人签订。

PARTY A: Zhengzhou Xing De Enterprise Management & Consulting Co., Ltd.
甲方：郑州市兴德企业管理咨询有限公司

Legal/Authorized Representative: ______________
法定代表人/或被授权人(签字)
Name: ZHU, Yulong
姓名: 朱玉龙
Title: Executive Director
职务: 执行董事

PARTY B: Henan Jianyida Industrial Co., Ltd.
乙方：河南建益达实业有限公司

Legal/Authorized Representative: ______________
法定代表人/或被授权人(签字)
Name: ZHANG, Kunfeng
姓名: 张昆锋
Title: Executive Director
职务: 执行董事

SIGNATURE PAGE FOR SHAREHOLDERS OF PARTY B

乙方股东签字页

Shareholders of Party B:

乙方的股东：

ZHU, Yulong

朱玉龙

ID Card No.: 410222197111010015

身份证号: 410222197111010015

ZHANG, Kunfeng

张昆锋

ID Card No.: 410423198502140011

身份证号: 410423198502140011

SIGNATURE PAGE FOR PRIOR SHAREHOLDER OF PARTY B
乙方前股东签字页

Prior Shareholder of Party B:
乙方的前股东:

ZHU, Hu
朱虎
ID Card No.: 410222198602012597
身份证号: 410222198602012597